Acura Pharmaceuticals Contact:
Peter Clemens, SVP & Chief Financial Offficer
847-705-7709

ACUROX® TABLETS NEW DRUG APPLICATION ACCEPTED
FOR FILING WITH A PRIORITY REVIEW CLASSIFICATION

PALATINE, ILLINOIS, February 14, 2011 – Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) today announced that it has been informed by King Pharmaceuticals Research and Development Inc. (King) that King’s New Drug Application (NDA) for Acurox® (oxycodone HCl) Tablets was accepted for filing by the US Food and Drug Administration (FDA) with a Priority review classification and a Prescription Drug User Fee Act (PDUFA) date of June 17, 2011.  In addition to filing acceptance and assignment of a Priority review classification, the FDA’s filing communication letter to King also includes preliminary comments about potential review issues relating to an intranasal abuse liability study included in the NDA and requests additional information relating to this study and other issues.  The preliminary notice of potential review issues is not indicative of deficiencies that may be identified during the FDA’s review of the NDA.  No assurance can be given that any issues raised as part of the FDA’s review of the ACUROX® NDA (including the potential review issues in the FDA’s filing communication letter) will be addressed to the FDA’s satisfaction or that the ACUROX® NDA will be approved by the FDA.

About ACUROX® Tablets
ACUROX® is a patented, immediate release tablet containing oxycodone HCl as its sole active analgesic ingredient.  ACUROX® is intended for oral administration with a targeted indication for the relief of moderate to severe pain.  ACUROX® Tablets utilize Acura’s patented Aversion® Technology which is designed to limit or impede opioid abuse via intravenous injection of dissolved tablets and nasal snorting of crushed tablets.  ACUROX® Tablets do not contain niacin.

About Priority Review Classifications
The FDA may assign an NDA a Priority review classification if its assessment of conditions and information available at the time the application is filed indicates the drug product has the potential to provide, among other things, significant improvements compared to marketed products.  A Priority review classification by the FDA determines an NDA’s review timeline under PDUFA and is not intended to predict FDA approval of a drug or its market acceptance or sales potential.

About Acura Pharmaceuticals, Inc.
Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to provide abuse deterrent features and benefits utilizing the Company’s proprietary Aversion® and Impede™ Technologies, and other novel technologies. Acura entered into a License, Development and Commercialization Agreement with King (a wholly owned subsidiary of King Pharmaceuticals, Inc.) in October 2007 pursuant to which Acura and King would jointly develop ACUROX® Tablets (with and without niacin) and three additional opioid analgesic product candidates utilizing Aversion® Technology. On October 11, 2010, King entered into an agreement and plan of merger with Pfizer Inc. and on January 31, 2011 Pfizer announced the closing of the tender offer and that the completion of its acquisition of King through a short-form merger would occur on or about February 28, 2011.  Upon completion of the merger, King will become a wholly-owned subsidiary of Pfizer.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").  When used in this press release, the words “intend,” “expect,” “believe” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include statements concerning, among other items: our expectations regarding interaction with the FDA; the provision of additional information to the FDA relating to the ACUROX®  NDA; the ability to address the potential review issues raised by the FDA in its letter of acceptance to the satisfaction of the FDA; the adequacy of the clinical studies included in the ACUROX® NDA; and the abuse limiting capabilities of ACUROX® and Aversion® Technology.  Acura Pharmaceuticals, Inc. disclaims any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of the Acura’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and its Quarterly Reports on Form 10-Q for the quarter ended September 30, 2010, each of which is on file with the U.S. Securities and Exchange Commission.

ACUROX and AVERSION are registered trademarks of Acura Pharmaceuticals, Inc.